UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 28, 2012

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 East Hector Street, Suite 391
Conshohocken, PA 19428
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2012, Skinny Nutritional Corp. (the “Company”) and Trim Capital, LLC (the “Purchaser”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) relating to a financing transaction for a maximum of $15,000,000 in total proceeds to the Company (the “Unit Financing”). The Unit Financing is structured to occur in three separate closings, with each of the second and third closings subject to certain conditions. At the first closing (the “First Closing”) which was completed on June 28, 2012, the Company sold a $1,000,000 senior secured bridge note (the “Initial Note”) to the Purchaser.

At the second closing (the “Second Closing”), the Purchaser will purchase an additional $3,000,000 of securities of the Company, consisting of a combination of an additional senior secured bridge note (the “Remaining Note”, and together with the Initial Note, the “Notes”) and equity units (the “Equity Units” and, together with the Notes, the “Securities”) consisting of shares of a to be authorized series of Senior Preferred Stock of the Company (“Senior Preferred”) and common stock of the Company (“Common Stock”). The Equity Units to be purchased at the Second Closing will consist of, in the aggregate (1) such number of shares of Senior Preferred with an aggregate original issue price (the “Second Closing Senior Preferred Price”) equal to the difference between (x) $3,000,000 and (y) the principal amount of the Remaining Note and (2) such number of shares of Common Stock (the “Second Closing Common Stock Amount”) determined by multiplying (a) 65% of the projected number of shares of Common Stock to be outstanding as of the date of the Third Closing on a fully diluted basis (“Third Closing Fully Diluted Common Stock”) by (b) a fraction, the numerator of which is the Second Closing Senior Preferred Price and the denominator of which is $9,000,000. Under the Purchase Agreement, the Company agreed to reserve out of its authorized but unissued shares of Common Stock, for the purpose of selling shares of Common Stock as part of the Equity Units at the Second Closing, at least 100 million shares of Common Stock.

At the third closing (the “Third Closing”), the Notes sold at the First and Second Closings will convert into additional Equity Units, and, in addition, Purchaser will purchase $5,000,000 of additional Equity Units such that, after the Third Closing, the Purchaser will own $9,000,000 of Senior Preferred and 65% of the Third Closing Fully Diluted Common Stock. In addition, at the Third Closing, Purchaser will provide the Company with a $6,000,000 senior secured credit facility (the “Credit Facility”). The Equity Units to be purchased at the Third Closing will consist, in the aggregate, of (x) a number of shares of Senior Preferred Stock with an aggregate original issue price (the “Third Closing Purchase Price”) equal to $9,000,000 less the Second Closing Senior Preferred Price and (y) a number of shares of Common Stock determined by subtracting the Second Closing Common Stock Amount from 65% of Third Closing Fully Diluted Common Stock. The aggregate purchase price of the Equity Units issued in the Second Closing and the Third Closing shall be $9,000,000 including the outstanding principal amount of, and accrued interest on, the Notes converted into the Equity Units as of the Third Closing.

In accordance with the Purchase Agreement, the proceeds from the sale of the Securities shall be used by the Company in accordance with a budget and use of proceeds approved by the Purchaser in writing (collectively, the “Approved Budget”).

The Notes are secured by a first priority lien on all of the Company’s assets, other than the inventory and receivables of the Company for which the Purchaser’s lien is subordinated to the lien held by the Company’s senior lender. The liens were granted to the Purchaser by the Company pursuant to a Security Agreement and an Intellectual Property Security Agreement, each dated as of June 28, 2012 (the “Security Agreement” and “IP Security Agreement”, respectively). The terms of the Notes are described in greater detail in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

The Senior Preferred Stock has not yet been authorized and, as set forth below, it is a condition to the Second Closing that the terms of the Senior Preferred Stock be authorized and set forth in a Certificate of Designations to be filed with the Secretary of State of the State of Nevada (the “Senior Preferred Designations”). Among the proposed terms of the Senior Preferred Stock is that the Senior Preferred Stock will have no voting rights at the time of its issuance at the Second Closing; provided that, following the Third Closing, the holders of the Senior Preferred Stock issued at the Second and Third Closings will be entitled to elect four members of an expanded seven-member board of directors and will include certain protective provisions requiring the consent of the holders of the Senior Preferred Stock for certain corporate actions. The proposed terms of the Senior Preferred Stock are described in greater detail in Item 5.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

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Prior to, and as a condition to, the Third Closing, a meeting of the stockholders of the Company will be held (the “Stockholders Meeting”) at which the stockholders of the Company will be asked to approve, among other things, an amended and restated Articles of Incorporation in a form to be agreed upon between the Company and the Purchaser (the “Amended and Restated Charter”) which integrates into a single instrument all of the provisions of the Articles of Incorporation as in effect and operative (including the terms of the Senior Preferred Designations) and amends such Articles of Incorporation in a manner acceptable to the Board of Directors of the Company (the “Board”) and the Purchaser, including to (a) authorize a sufficient number shares of Common Stock for issuance in the Unit Financing, (b) authorize a reverse split of the Common Stock in a ratio to be agreed upon in accordance with Nevada law, (c) authorize a series of junior preferred stock to be issued to the holders of the Company’s outstanding Convertible Senior Subordinated Secured Notes and (d) provide for the indemnification of directors in such manner that as is satisfactory to the Purchaser.

Prior to the First Closing, the Board approved the Unit Financing, the terms of the Purchase Agreement and Notes as well as, subject to, among other things, the finalization of the documents relating to the Senior Preferred and the proposed Credit Facility, the proposed terms of the Senior Preferred.

The Second Closing is subject to customary closing conditions. In addition, the Company’s obligation to consummate the Second Closing is subject to (a) the Purchaser having executed and delivered to the Company a term sheet setting forth the terms and conditions of the Credit Facility which is acceptable to the Company and the Purchaser (the “Credit Facility Term Sheet”) and (b) the Company having entered into a new employment agreement with Michael Salaman on terms acceptable to the Company, Mr. Salaman and the Purchaser. Further, the Purchaser’s obligation to consummate the Second Closing is subject to (a) the Company having filed with the Secretary of State of the State of Nevada a Certificate of Designations, in form and substance satisfactory to the Purchaser, setting forth the rights, privileges and preferences of the Senior Preferred, (b) the Company having received and delivered to the Purchaser an opinion (the “Fairness Opinion”) to the effect that, as of the date of the Second Closing, the consideration to be received by the Company in respect of the issuance of the Securities to the Purchaser and the other transactions contemplated by the Purchase Agreement and the related documents is fair to the Company from a financial point of view, (c) the officers and directors of the Company having entered into written agreements to vote in favor of the Company proposals at the Stockholders Meeting, (d) the Company having executed and delivered to the Purchaser a registration rights agreement, in form and substance satisfactory to the Purchaser, providing customary senior demand and piggyback registration rights with respect to the registration of the shares of Common Stock comprising the Equity Units and (e) the Company having executed and delivered to the Purchaser the Credit Facility Term Sheet.

The Third Closing is subject to customary closing conditions. In addition, the Company’s obligation to consummate the Third Closing is subject to the Purchaser having executed and delivered to the Company definitive agreements with respect to the Senior Credit Facility. Further, the Purchaser’s obligation to consummate the Third Closing is subject to (a) each of the Company’s proposals having been approved by the stockholders of the Company at the Stockholders Meeting, (b) the Company having filed the Amended and Restated Charter with the Secretary of State of the State of Nevada and the filing shall have been accepted, (c) the Company shall have executed and delivered to the Purchaser definitive agreements with respect to the Senior Credit Facility or shall have entered into an alternative credit facility in an amount and on terms reasonably acceptable to the Purchaser and (d) the Company’s outstanding Convertible Senior Subordinated Secured Notes shall convert into junior preferred stock as described in Item 2.03 of this Current Report on Form 8-K which is incorporated herein by reference.

The Purchase Agreement provides that, during the period between the date of the Purchase Agreement and the closing of the Unit Financing or while the Notes are outstanding, the Company will operate its business in the ordinary course. Additionally, during such period, the Company is restricted from taking certain actions without obtaining the prior consent of the Purchaser as the holder of the Notes, including:

(i) the acquisition of the Company by another entity (other than the Purchaser or any of its affiliates) by means of any transaction or series of related transactions after the consummation of which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions own, directly or indirectly, less than a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary of the Company immediately following such acquisition, its parent) immediately after such transaction or series of related transactions;

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(ii) the direct or indirect sale, lease, exclusive license, assignment, transfer, conveyance or other disposition by the Company of all or substantially all of its assets or intellectual property, in one or a series of related transactions, except to a wholly-owned subsidiary of the Company;

(iii) any acquisition or disposition (including licensing) of any business or assets including any Company intellectual property, except in the ordinary course of business;

(iv) the liquidation, dissolution or winding-up of the business and affairs of the Company;

(v) any capital expenditure exceeding amounts provided for in the Approved Budget or any use of proceeds from the sale of the Securities that is not set forth in the Approved Budget;

(vi) enter into any agreement or arrangement to incur any indebtedness, other than trade indebtedness incurred in the ordinary course of business;

(vii) enter into any agreement or arrangement that would result in the creation of any lien on any of the assets of the Company;

(viii) the direct or indirect purchase, lease, license, assumption or other acquisition by the Company of any material assets, including any intellectual property, in one or a series of related transactions;

(ix) purchase for cancellation or otherwise retire or pay off any of its outstanding shares of capital stock, or rights, options or warrants to subscribe for, purchase or otherwise acquire stock, or evidences of indebtedness or other securities convertible into or exchangeable for stock (except for the repurchases at cost from employees or consultants pursuant to written agreements upon the occurrence of certain events (including the termination of employment));

(x) other than as contemplated by the Purchase Agreement, and except for certain specified issuances, the creation, modification or issuance of capital stock or securities convertible into capital stock;

(xi) other than as contemplated by the Purchase Agreement, amend, alter or repeal any provision of the Company’s Articles of Incorporation or Bylaws;

(xii) declare or pay any dividends or make any distribution on any of its outstanding shares of capital stock;

(xiii) the appointment or dismissal of any executive officers of the Company, and any material changes to the compensation payable to any of the executive officers or directors of the Company;

(xiv) other than as contemplated by the Purchase Agreement, increase or decrease the number of directors constituting the entire Board, or create any committee of the Board;

(xv) other than certain specified transactions, enter into any transaction, or make any amendment thereto, with any director or officer of the Company, or any immediate family member or affiliate of any director or officer of the Company;

(xvi) enter into joint ventures or partnerships, or establish any non-wholly-owned subsidiaries;

(xvii) any change to the Company’s independent accountants or attorneys; and

(xviii) approve any operating capital budgets for any period of the Company, or, once such budget has been approved by Purchaser, make any changes to such budget.

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The Purchase Agreement contains certain termination rights for both the Company and Purchaser. Specifically, the Purchase Agreement can be terminated:

(i) by mutual written consent of the Purchaser and the Company;

(ii) by the Purchaser by written notice to the Company, if the Second Closing has not been consummated on or before August 28, 2012;

(iii) by the Purchaser by written notice to the Company, if the Third Closing has not been consummated on or before October 20, 2012;

(iv) by either the Purchaser or the Company, upon written notice to the other party, if any final, non-appealable law or order, writ, injunction, judgment, decree or ruling enacted, promulgated, issued or entered by any governmental body shall be in effect having the effect of making illegal, permanently restraining, enjoining or prohibiting the consummation of the transaction contemplated by the Purchase Agreement and the other related documents;

(v) by either the Purchaser or the Company, upon written notice to the other party, if the Stockholders Meeting contemplated by the Purchase Agreement is duly convened and the stockholders of the Company shall not have approved the proposals of the Company at the Stockholders Meeting or at any adjournment or postponement thereof;

(vi) by the Purchaser, upon written notice to the Company, if: (a) the Board shall not have approved the transaction documents to be executed at the Second Closing and the transactions to be consummated at the Second Closing (or the Board has revoked such approval) on or prior to October 20, 2012; (b) the Board shall not have approved the transaction documents to be executed at the Third Closing and the transactions to be consummated at the Third Closing (or the Board has revoked such approval) on or prior to the October 20, 2012; (c) Board shall have reversed or revoked its recommendation that the stockholders approve the matters relating to the transaction proposed at the Stockholders Meeting; (d) the Board or any committee thereof shall have approved, endorsed or recommended any alternative transaction; (e) the Company shall have executed any contract relating to any alternative transaction; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) the Company shall have materially breached its obligations with respect to the non-solicitation or encouragement of competing proposals; and

(vii) by the Purchaser, upon written notice to the Company, if there shall have been a breach of (a) any covenant or agreement on the part of the Company set forth in the Purchase Agreement; or (b) any representation or warranty of the Company set forth in the Purchase Agreement shall have been inaccurate when made or, if not made as of a specific date, shall have become inaccurate, that would, in the case of both clauses (a) or (b), prevent the consummation of the transactions contemplated by the Purchase Agreement and the related documents, or, if curable, is not cured within twenty (20) business days after the Company’s receipt of written notice thereof from the Purchaser.

The Purchase Agreement also prohibits the Company from soliciting or encouraging competing proposals. However, the Company may, on the terms and subject to the conditions set forth in the Purchase Agreement, provide information to, and negotiate with, a third party that makes an unsolicited proposal that the Board determines it is required to do in the exercise of its fiduciary duties. The Purchase Agreement provides that, upon termination of the Purchase Agreement by the Purchaser because: (i) the Board shall not have approved the transaction documents to be executed at the Second Closing and the transactions to be consummated at the Second Closing (or the Board has revoked such approval) on or prior to October 20, 2012; (ii) the Board shall not have approved the transaction documents to be executed at the Third Closing and the transactions to be consummated at the Third Closing (or the Board has revoked such approval) on or prior to the October 20, 2012; (iii) the Board shall have reversed or revoked its recommendation that the stockholders approve the matters relating to the transaction proposed at the Stockholders Meeting; (iv) the Board or any committee thereof shall have approved, endorsed or recommended any alternative transaction; (v) the Company shall have executed any contract relating to any alternative transaction; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) the Company shall have materially breached its obligations with respect to the non-solicitation or encouragement of competing proposals, the Company will pay Purchaser a termination fee of $750,000 and reimbursement of all reasonable fees and out-of-pocket expenses of the Purchaser.

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Michael Salaman, the Company’s CEO and a director, is a minority investor in Trim Capital. Effective as of the First Closing, the Company entered into consulting agreements (the “Consulting Agreements”) with Mr. Marc Cummins and a company affiliated with Mr. William Apfelbaum, pursuant to which each of them will receive a monthly consulting fee of $10,000 during a term commencing on June 28, 2012 and continuing in effect until the Notes are paid in full or converted into Equity Units (unless earlier terminated in accordance with their terms). Mr. Cummins is the managing member of the Purchaser and Mr. Apfelbaum is a minority member. It is anticipated that Messrs. Cummins and Apfelbaum will be elected as members of the Board as nominees of the holders of the Senior Preferred in connection with the Third Closing.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of each of the form of the Initial Note, the Purchase Agreement, the Security Agreement, the IP Security Agreement, and each of the Consulting Agreements is attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and is incorporated herein by reference. The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Additional Information About this Transaction

In connection with the proposed transaction, Skinny Nutritional Corp. will prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement for its stockholders. The Company will mail the proxy statement to its stockholders. The proxy statement will contain information about Skinny Nutritional, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from Skinny Nutritional by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Skinny Nutritional, without charge, from the SEC’s website at www.sec.gov or, without charge, from the Company’s website at www.skinnywater.com or by directing such request to Skinny Nutritional.

Proxy Solicitation

Skinny Nutritional Corp. and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Skinny Nutritional stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Skinny Nutritional stockholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on April 16, 2012. You can obtain free copies of these documents from Skinny Nutritional using the above contact information.

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Ancillary Agreements

In connection with the Unit Financing, the Company entered into agreements with the holders of 36,666,667 Common Stock Purchase Warrants (the “Warrant Non-Exercise Agreement”) pursuant to which such persons have agreed that such Common Stock Purchase Warrants are not exercisable until the first to occur of (i) the termination of the Unit Financing prior to the Second Closing or (ii) the Company’s stockholders having approved an increase in the number of shares of Common Stock authorized for issuance under the Company’s Articles of Incorporation, as amended, in such an amount so as to enable the Company to have a sufficient number of available authorized but unissued shares of Common Stock to deliver upon the exercise of the Warrants after giving effect to the transactions contemplated by the Unit Financing and the Company having filed the amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in a form accepted for filing. In addition, in consideration of the execution by the holders of these Warrants, the Company agreed to seek Board approval to lower the exercise price of the Warrants that are subject to the Warrant Non-Exercise Agreements to a price to be determined upon the mutual agreement of the Company and each holder of such Warrants. The enforceability of the Warrant Non-Exercise Agreement is not subject to any agreement to modify the exercise price of the Warrants. Of the affected Warrants (i) 16,666,667are held by Mr. William Apfelbaum, a minority investor in Trim Capital, LLC, with whom the Company entered into a Consulting Agreement in connection with the First Closing, and who is anticipated to be nominated for election to the Board at its next annual meeting of stockholders and (ii) 20,000,000 are held by Mr. Jon Bakhshi an individual stockholder and former consultant to the Company that is the holder of more that 5% of the Company’s outstanding shares of Common Stock.

A copy of the form of the Warrant Non-Exercise Agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference. The foregoing summary of the Warrant Non-Exercise Agreement does not purport to be complete and is qualified in its entirety by reference to the form of such agreement attached as an exhibit to this Current Report on Form 8-K.

Transition of Chief Financial Officer

On June 28, 2012, the Company also executed a separation agreement with Donald J. McDonald, its former chief financial officer, regarding the terms of the termination of his employment agreement and his departure from the Company. The separation agreement is described in greater detail below in Item 5.02 of this Current Report on Form 8-K.

New Lease

On June 29, 2012, the Company entered into a new one year lease with Kalmon Dolgin Affiliates, Inc., as landlord, to commence on July 1, 2012, for approximately 1,523 square feet of office space located at Spring Mill Corporate Center, 1100 East Hector Street, Suite 391, Conshohocken, PA 19428. The total annual rent due under the lease is approximately $34,267, plus any additional rent, as may be provided for in the lease agreement. The Company will use the space for its headquarters and the Company believes that the amount of space is sufficient for such needs for the foreseeable future.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 5.02 of this Current Report, the Company’s employment of Donald J. McDonald, its former Chief Financial Officer ceased as of June 28, 2012 and his employment agreement dated August 16, 2010, was deemed terminated as of such date. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 and Item 5.02 of this Current Report on Form 8-K regarding Mr. McDonald is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

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Notes Issuable in the Unit Financing

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the Unit Financing and issuance of the Initial Note is incorporated by reference into this Item 2.03.

The Notes bear interest at a rate of 15% per annum and are secured by all of the assets of the Company. The Initial Note is due and payable on the earlier of June 28, 2013, or upon an acceleration in accordance with its terms; provided, that if the Company issues the Remaining Note at a Second Closing, then the maturity date of the Initial Note shall be deemed automatically revised and amended to correspond to the maturity date under the Remaining Note, which will be six months following the Second Closing.

The Company may prepay the Notes, without penalty or premium, at any time and from time to time. The obligations of the Company under the Notes are secured pursuant to the Security Agreement and the IP Security Agreement. Payment of the obligations under the Notes may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Notes when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain proceedings are commenced against the collateral securing the payment of the Notes; (v) certain material judgments are rendered against the Company; and (vi) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Amendments to Other Notes

In connection with the Unit Financing, the Company entered into agreements with United Capital Funding Corp. and Michael Salaman, its Chief Executive Officer, to amend the promissory notes issued to them on June 7, 2012 in the principal amounts of $300,000 and $50,000, respectively. Pursuant to these amendment agreements, each note holder agreed that the term of the note be extended to be equal to the earlier of (i) 90 days from the issue date or (ii) the date of the second closing of the Unit Financing. In addition, Mr. Salaman agreed to subordinate his note to the obligations of the Company under the notes issued in the Unit Financing.

The descriptions of the agreements to amend the promissory notes previously issued to United Capital Funding Corp. and Mr. Salaman are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

As previously disclosed, the Company had sold an aggregate principal amount of $705,000 of Convertible Senior Subordinated Secured Notes (the “Bridge Notes”) in a private placement that expired March 1, 2012. The Bridge Notes provided that they would convert into either (i) shares of Common Stock at the initial conversion rate of $0.03 per share or (ii) the securities issued by the Company in a subsequent financing at a rate equal to a 20% discount of the purchase price of such subsequent financing. In connection with the Unit Financing, a majority of the holders of the Bridge Notes agreed to amend their notes, which amendment provides that (x) the Bridge Notes will not convert into the securities issued in the Unit Financing, (y) the conversion rate of the Bridge Notes and the exercise price of the warrants issued with the Bridge Notes will not be adjusted due to the Unit Financing; and (z) the holders will convert the Bridge Notes into shares of Common Stock or a newly created junior preferred stock of the Company (the “Junior Preferred”) upon the Third Closing. In addition, holders of an aggregate amount of $680,000 of the Bridge Notes also agreed to waive the Company’s previously reported failure to timely pay the first interest installment due on such notes and have consented to allow the Company to issue it shares of Common Stock in satisfaction of such interest payment pursuant to the terms of the Bridge Notes. The Company will issue a maximum of 1,747,515 shares of Common Stock to the holders of the Bridge Notes that agreed to waive the Company’s failure to timely pay interest in cash. The proposed terms of the Junior Preferred include the following:

(i) the Junior Preferred will be issued with an initial issuance price of $846,000 which is 120% of the principal amount of the Bridge Notes;

(ii) the Junior Preferred will be subordinated in rights to dividends and on liquidation and redemption to the rights of the holders of the Senior Preferred;

(iii) the Junior Preferred will be subject to mandatory redemption at the original issue price plus accrued but unpaid dividends on the date which is 5 years from date of issue, subject to the prior redemption in full of the Senior Preferred;

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(iv) upon a liquidation, dissolution or deemed liquidity event (discussed below), the holders of the Junior Preferred will be entitled to receive the original issue price of the Junior Preferred plus accrued but unpaid dividends, subject to the prior payment of any liquidation preference to the holders of the Senior Preferred;

(v) for purposes of the Junior Preferred, a deemed liquidity event shall generally be a sale or exclusive lease of all or substantially all of the assets of the Company or an acquisition of the Company by another person or entity by means of any transaction or series of transactions (including any reorganization, merger, consolidation or share transfer) where the stockholders of the Company immediately preceding such transaction own, following such transaction, less than a majority of the voting securities of the Company;

(vi) the Junior Preferred shall be entitled to receive dividends at a rate of 6% per annum, payable on the earliest of (a) the closing of a qualified public offering, as will be defined in the Amended and Restated Charter (or a certificate of designations filed with the Secretary of State of the State of Nevada setting forth the terms and conditions of the Junior Preferred) (a “Qualified Public Offering”), (b) the liquidation or dissolution of the Company or the closing of a deemed liquidity event, (c) the redemption of the Junior Preferred or (d) semi-annually to the extent that funds are legally available therefor as determined by the Board in good faith, in any case, junior in right of payment to the Senior Preferred;

(vii) the Junior Preferred will be convertible into the Company’s Common Stock representing 6.1% of the issued and outstanding Common Stock as of the Third Closing. The Junior Preferred will be convertible at any time at option of holder and will be subject to mandatory conversion into Common Stock upon the completion of a Qualified Public Offering or upon the affirmative vote of the holders of the majority of the outstanding shares of Junior Preferred;

(viii) the number of shares of Common Stock issuable upon conversion of the Junior Preferred shall be subject to adjustment for corporate events such as stock splits, mergers, consolidations and stock dividends;

(ix) holders of Junior Preferred shall be entitled to vote with holders of Common Stock on an as converted basis on all matters submitted to a vote of shareholders, and as may be required under Nevada law; and

(x) holders of Junior Preferred shall be entitled to certain piggyback registration rights to provide for the Company to register the shares of Common Stock underlying the Junior Preferred for resale by the holders under the Securities Act of 1933, as amended; provided that, such rights shall be subordinated to the registration rights of the investors in the Senior Preferred.

The foregoing summary of the Junior Preferred does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Charter which will be included in the proxy statement to be filed by the Company in connection with the Third Closing.

The descriptions of the agreements to amend the Bridge Notes and of the waivers granted by holders of the Bridge Notes are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The Company agreed to issue the securities to the Purchaser in the Unit Financing in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Item 1.01 concerning the Unit Financing is incorporated into this Item 3.02 in its entirety.

The Company hereby incorporates by reference into this Item 3.02 of the Current Report on Form 8-K from Item 5.02 of this Current Report on Form 8-K the information regarding the Company’s agreement to issue additional shares of Common Stock to Mr. McDonald following the effective date of his departure from the Company, the Company’s agreement to issue 750,000 shares of Common Stock to James Arsenault in connection with this appointment as interim Chief Financial Officer, and the Board’s conditional grant of 10,075,000 shares of Common Stock to certain employees of the Company.

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The Company hereby incorporates by reference into this Item 3.02 of the Current Report on Form 8-K from Item 2.03 of this Current Report on Form 8-K the information regarding the Company’s agreement to issue a maximum of 1,747,515 shares of Common Stock to holders of Bridge Notes in payment of interest due on such Bridge Notes.

The Company agreed to issue to certain consultants and other service provides shares of Common Stock in consideration of their performance of services to the Company or agreement to perform certain services to the Company. The Company entered into an agreement with Bryant Park Capital Securities, Inc., to issue it 1,000,000 shares of Common Stock in full and complete satisfaction of all compensation that remained due and owing to them arising out of their performance of services to the Company in connection with the Company’s sale of the Bridge Notes. The parties agreed that such shares of Common Stock would be issued upon the first to occur of either the termination of the Purchase Agreement prior to the Second Closing or upon the Third Closing.

The Company entered into an agreement with Jon Bakhshi, a former consultant to the Company and a holder of more than 5.0% of the Company’s outstanding Common Stock, to issue to him an additional 10,000,000 shares of Common Stock (subject to adjustment for splits, stock dividends, recapitalizations and other similar transactions) in consideration of the grant by him to the Company of a full general release of any claims held by him arising out of, among other things, the consulting agreement. In addition, Mr. Bakhshi agreed to vote his shares of Common Stock in favor of the Company’s transactions with the Purchaser. The issuance of the additional shares to Mr. Bakhshi is, however, subject to the first to occur of either (i) the termination of the Purchase Agreement prior to the Second Closing or (ii) the filing by the Company with the Secretary of State of the State of Nevada of an amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock that the Company may issue.

The Company’s issuance and agreements to issue the shares of Common Stock as described in this Item 3.02 of this Current Report on Form 8-K was made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the Company believed the acquirers are accredited investors and the securities will be issued without any form of general solicitation or general advertising.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Items 1.01 and 5.03 of this Current Report on Form 8-K, including the description of the terms of the Unit Financing and the provisions of the Bridge Notes and Senior Preferred, is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control.

To the extent required to be reported pursuant to this Item 5.01 of the Current Report on Form 8-K, the information regarding the Unit Financing described in the other sections of this Current Report on Form 8-K, including without limitation, the disclosures in Items 1.01, 2.03, and 5.03 of this Current Report on Form 8-K, are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	As of June 28, 2012, Donald J. McDonald’s employment as the Company’s Chief Financial Officer was terminated. In connection with that event, the Company and Mr. McDonald entered into an Agreement and General Release (the “Separation Agreement”) regarding the terms of the termination of his employment agreement and his departure from the Company. Mr. McDonald also agreed to resign as a member of the Board effective with the cessation of his employment. The Separation Agreement provides that Mr. McDonald will receive the following in addition to his accrued compensation payable through the termination of his service:

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• A severance payment equal to his base compensation of $240,000 per annum (the “Severance Payment”), payable in equal installments on each of the Company’s regular pay dates during the period commencing on the first regular executive pay date following his termination and continuing to August 16, 2014;

• the Company, in its absolute discretion, may elect to pay up to $100,000 per annum of the Severance Payment in shares of the Company’s Common Stock, issued as of each of the regular pay dates, at a value based on the fair market value of the Company’s Common Stock on the issue date;

• the Company will issue 2,000,000 shares of the Company’s Common Stock to and agreed that all unvested restricted stock awards held by him as of the termination of his employment, which is 1,000,000 shares, shall be deemed vested;

• coverage for COBRA benefits to the maximum amount permitted by law, in accordance with, and subject to, the terms and conditions of his employment agreement; and

• reimbursement for reasonable legal fees and costs of negotiating the Separation Agreement and payment of an amount equal to $24,000 for unused vacation time.

In addition, in the Separation Agreement, Mr. McDonald agreed to vote his shares of Common Stock in favor of the Company’s transactions with the Purchaser.

The description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K.

(c)	Effective as of June 28, 2012, the Company appointed James Arsenault as its interim Chief Financial Officer, treasurer and principal accounting officer effective immediately. There are no family relationships between Mr. Arsenault and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Arsenault pursuant to Item 404(a) of Regulation S-K other than with respect to the terms of his employment with the Company, which is summarized below.

Biographical Information.

James Arsenault was named interim Chief Financial Officer effective as of June 28, 2012. Mr. Arsenault has served as the Company’s controller from September 2008 until the present. Prior to joining the Company, Mr. Arsenault held several senior positions in finance and operations over a 20 year career with various divisions and/or subsidiaries of the Tom James Company. From September 2000 to September 2008, Mr. Arsenault served as the chief financial officer and director of operations of IAG Distribution and was the chief financial officer and president of Atlas Company of Boston from February 1994 to August 2000. During these periods, he also acted in an advisory capacity with the Tom James Company regarding its merger and acquisition activities. Mr. Arsenault’s career in finance and operation s began in 1989 where he was the controller of the Asher Company, a position he held until January 1994. Mr. Arsenault is 46 years old, earned a B.S. in Accounting from Bryant University and holds a Masters Degree in Business Administration from Anna Maria College.

Employment Arrangements

The Company has not entered into an employment agreement with Mr. Arsenault regarding his appointment as interim Chief Financial Officer. The Company, however, will provide Mr. Arsenault with the following compensation effective with his appointment as interim Chief Financial Officer: (a) base salary of $140,000 per annum; (b) eligibility to receive an annual cash bonus, the amount of which to be determined in the discretion of the Board or its designated committee; (c) an initial grant of 750,000 restricted shares of Common Stock (subject to adjustment for splits, stock dividends, recapitalizations and other similar transactions), which shares shall be fully vested upon issuance, provided that the issuance of such shares is subject to the filing by the Company with the Secretary of State of the State of Nevada of an amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company or the earlier termination of the Unit Financing; (d) a monthly car allowance of $500; and (e) participation at the same level as other senior executive officers of the Company in any group medical, health disability, retirement or other similar plans.

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(e)	In connection with its consideration of the Unit Financing, the Board determined that the vesting conditions of the Company’s restricted stock award granted to Michael Salaman as of January 3, 2011, for 2,000,000 shares of Common Stock, of which 1,000,000 shares remain subject to vesting, shall immediately terminate and such award shall become vested in full upon the occurrence of a change in control of the Company, which shall include the consummation of the Third Closing of the Unit Financing.

The Board also approved, subject to the filing by the Company with the Secretary of State of the State of Nevada of an amendment to its Articles of Incorporation following the approval by the Company’s stockholders of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock that the Company is authorized to issue, the grant of an aggregate of 10,075,000 shares of restricted Common Stock (subject to adjustment for splits, stock dividends, recapitalizations and other similar transactions) to certain of its employees, including the grant of 2,000,000 shares to the Company’s Chief Executive Officer and 2,075,000 to its interim Chief Financial Officer. These awards will be subject to vesting conditions providing that 25% of each award will vest following the increase in the Company’s authorized Common Stock, and the remainder vesting in equal annual installments on each of the subsequent three anniversary dates, except for the shares issuable to Mr. Salaman, which will vest immediately following the increase in the Company’s authorized Common Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

Pursuant to the terms of the Purchase Agreement entered into in the Unit Financing, the Company agreed to seek stockholder approval for the purpose of, among other things, adopting the Amended and Restated Charter in order to, without limitation, authorize: (a) a sufficient number shares of Common Stock for issuance in the Unit Financing, upon conversion of the Junior Preferred (as defined below), and pursuant to a new equity compensation plan, and other corporate purposes, (b) a reverse split of the Common Stock in a ratio to be agreed upon in accordance with Nevada law, (c) the Junior Preferred, and (d) provide for the indemnification of directors.

Senior Preferred

As part of the Second Closing, the Company will establish the Senior Preferred. The Company will file the Senior Preferred Designations prior to the Second Closing date which shall serve to amend the Company’s Articles of Incorporation in order to establish the terms of the Senior Preferred. The Company will issue an aggregate of $9,000,000 of Senior Preferred in total at the Second and Third Closings.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Company, the holders of Senior Preferred shall be entitled to receive, in preference to any distribution to the holders of any Common Stock or any other equity security of the Company, an amount per share equal to the original issue price of the Senior Preferred, plus accrued and unpaid dividends. A liquidation event will include certain deemed liquidation events, such as the sale or exclusive lease of all or substantially all of the assets of the Company and the acquisition of the Company by another person.

Redemption

At the election of the holders of at least a majority of the Senior Preferred any time after the fifth anniversary of the Third Closing, the Company shall redeem the outstanding Senior Preferred at a price per share equal to the original issue price plus accrued but unpaid dividends. In the event that the Senior Preferred is not redeemed, then the holders of the Senior Preferred will be entitled to (i) elect a majority of the Board (to the extent that designees of the holders of the Senior Preferred do not already constitute a majority of the Board) and/or (ii) cause the Company to retain an independent investment banking firm to explore strategic alternatives.

Dividends

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The Senior Preferred will carry a cash dividend of 15% of the original issue price per annum, which will be cumulative, shall compound semi-annually and shall be payable on the earliest of (i) the closing of a qualified public offering, (ii) a liquidation event, (iii) the redemption of the Senior Preferred, or (iv) semi-annually to the extent that funds are legally available therefor. No dividends may be paid on the Common Stock or any series of preferred stock ranking junior to or pari passu with the Senior Preferred unless all accrued but unpaid dividends on the Senior Preferred have been paid in full.

Voting and Board Rights

The Senior Preferred shall have no voting rights except as specifically provided or as otherwise required by law. However, following the Third Closing, the holders of the Senior Preferred, voting separately as a class, will be entitled to elect four members of an expanded seven person Board (the “Preferred Directors”), and will vote together with the Common Stock holder to elect the other three members, one of whom will be the Company’s current CEO. The Preferred Directors shall have the right to designate the Company’s chairman.

Protective Provisions

Under the terms of the Senior Preferred, the Company will be restricted from taking certain actions without obtaining the prior consent of the holders of the Senior Preferred, including: (i) any liquidation event; (ii) any material acquisition or disposition of any business or assets (other than in the ordinary course); (iii) the redemption of any shares of capital stock other than the Senior Preferred, except as specifically exempted; (iv) the creation, modification or issuance of capital stock or securities which are convertible into capital stock, other than certain defined exemptions; (v) amending the Company’s Articles of Incorporation or Bylaws; and (vi) declaring dividends on any class of stock other than the Senior Preferred.

Further, as long as the Senior Preferred is outstanding, consent of a majority of the Preferred Directors shall be required for: (i) making certain capital expenditures; (ii) incurring debt other than trade debt in the ordinary course; (iii) creating any liens on the Company’s assets; (iv) appointing or dismissing executive officers and making material changes to director and officer compensation; (v) establishing subsidiaries; (vi) issuing securities in connection with certain transactions; and (vii) approving annual budgets.

The foregoing summary of the Senior Preferred does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Senior Preferred which will be included in the proxy statement to be filed by the Company in connection with the Third Closing.

Junior Preferred

As described above in Item 2.03 of this Current Report on Form 8-K which is incorporated herein by reference, the Company’s current Bridge Notes, in the aggregate principal amount of $705,000, will convert into the Junior Preferred upon the Third Closing. The Company expects that it will issue an aggregate of $846,000 of shares of Junior Preferred.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith

Exhibit No.	Description

4.1	Form of Note

4.2	Amendment Agreement to Senior Promissory Note held by United Corporate Funding Corp.

4.3	Amendment Agreement to Senior Promissory Note held by Michael Salaman

4.4	Form of Amendment to Convertible Senior Subordinated Secured Notes and Subscription Agreement and Waiver Agreement

4.5	Form of Note Waiver Agreement

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10.1	Securities Purchase Agreement between the Company and Trim Capital LLC

10.2	Security Agreement between the Company and Trim Capital LLC

10.3	Intellectual Property Security Agreement between the Company and Trim Capital LLC

10.4	Consulting Agreement with Marc Cummins

10.5	Consulting Agreement with First Trilogy LLC

10.6	Form of Warrant Non-Exercise Agreement

10.7	Separation Agreement between the Company and Donald J. McDonald

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: July 5, 2012

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Note

4.2	Amendment Agreement to Senior Promissory Note held by United Corporate Funding Corp.

4.3	Amendment Agreement to Senior Promissory Note held by Michael Salaman

4.4	Form of Amendment to Convertible Senior Subordinated Secured Notes and Subscription Agreement and Waiver Agreement

4.5	Form of Note Waiver Agreement

10.1	Securities Purchase Agreement between the Company and Trim Capital LLC

10.2	Security Agreement between the Company and Trim Capital LLC

10.3	Intellectual Property Security Agreement between the Company and Trim Capital LLC

10.4	Consulting Agreement with Marc Cummins

10.5	Consulting Agreement with First Trilogy LLC

10.6	Form of Warrant Non-Exercise Agreement

10.7	Separation Agreement between the Company and Donald J. McDonald

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